Exhibit 12.1
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Windsor Woodmont Black Hawk Resort Corp.
Exhibit of Ratio of Earnings to Fixed Charges and Preferred Dividends

                                                                                                           For the        For the
                                                                                                         period from    period from
                                                                                                         July 17, 1997 July 17, 1997
                                                                                                            (Date of     (Date of
                                              ------------------------------------------------------------- Inception)  Inception)
                                                For The Year Ended December 31,    For the Six Months Ended  Through     Through
                                              --------------------------------------------------------------------------------------
                                                                                      June 30,     June 30,   June 30,  December 31,
                                                1999          1998          1997        2000        1999         2000      1999
                                              --------------------------------------------------------------------------------------
                                                            (Dollars in Thousands)
Fixed Charges
Interest on Debt                                3,396        1,907          344        4,113          210        9,760        5,647
Amortization of Deferred
 Financing Costs                                  280          864          140          374        1,578        1,658        1,284
Amorization of Debt/Pfd
 Stock Discount                                  --           --           --            119                       119         --
                                              -------------------------------------------------------------------------------------

Total Fixed Charges                             3,676        2,771          484        4,606        1,788       11,537        6,931
                                              =====================================================================================

Preferred Dividends
Preferred Stock Series A                         --           --           --             93         --             93         --
Preferred Stock Series B                         --           --           --             61         --             61         --
                                              -------------------------------------------------------------------------------------
Total Preferred Dividends                        --           --           --            154         --            154         --
                                              =====================================================================================

Earnings (Loss)
Consolidated Net Loss                            (676)      (3,570)        (589)      (2,796)        (336)      (7,631)      (4,835)
Add Back
    Fixed Charges Less
     Interest Capitalized                         240          513           96        3,548          118        4,397          849
                                              -------------------------------------------------------------------------------------
                                                 (436)      (3,057)        (493)         752         (218)      (3,234)      (3,986)
                                              =====================================================================================

Coverage Deficiency
Earnings to Fixed Charges                      (4,112)      (5,828)        (977)      (3,854)      (2,006)     (14,771)     (10,917)
                                              =====================================================================================

Earnings to Fixed Charges
 and Preferred Dividends                       (4,112)      (5,828)        (977)      (4,008)      (2,006)     (14,925)     (10,917)
                                              =====================================================================================


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